Exhibit 23.3



                          Consents of Independent Auditors



  The Board of Directors
  Micro Warehouse, Inc.


  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP

  Stamford, Connecticut
  December 13, 1995







  The Board of Directors
  Inmac Corp.


  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                           KPMG Peat Marwick LLP

  San Jose, California
  December 13, 1995